                                                                     EXHIBIT 3.3

                                                              AS AMENDED THROUGH
                                                                  AUGUST 9, 1995







                                     BY-LAWS

                                       OF

                        GEOTEL COMMUNICATIONS CORPORATION

                            (A Delaware Corporation)

                                     BY-LAWS

                                       OF

                        GEOTEL COMMUNICATIONS CORPORATION

                            (A Delaware Corporation)


Article 1.  Certificate of Incorporation                                       1

        Section 1.1  Contents                                                  1
        Section 1.2  Certificate in Effect                                     1

Article 2.  Meetings of Stockholders                                           1

        Section 2.1  Place                                                     1
        Section 2.2  Annual Meeting                                            2
        Section 2.3  Special Meetings                                          2
        Section 2.4  Notice of Meetings                                        2
        Section 2.5  Affidavit of Notice                                       3
        Section 2.6  Quorum                                                    3
        Section 2.7  Voting Requirements                                       3
        Section 2.8  Proxies and Voting                                        4
        Section 2.9  Action Without Meeting                                    4
        Section 2.10 Stockholder List                                          5
        Section 2.11 Record Date                                               5

Article 3.  Directors                                                          6

        Section 3.1  Number; Election and Term of Office                       6
        Section 3.2  Duties                                                    7
        Section 3.3  Compensation                                              7
        Section 3.4  Reliance on Books                                         7

Article 4.  Meetings of the Board of Directors                                 8

        Section 4.1  Place                                                     8
        Section 4.2  Annual Meeting                                            8
        Section 4.3  Regular Meetings                                          8
        Section 4.4  Special Meetings                                          8
        Section 4.5  Quorum                                                    8
        Section 4.6  Action Without Meeting                                    9
        Section 4.7  Telephone Meetings                                        9

Article 5.  Committees of Directors                                            9

        Section 5.1  Designation                                               9
        Section 5.2  Records of Meetings                                      10

Article 6.  Notices                                                           11

        Section 6.1  Method of Giving Notice                                  11
        Section 6.2  Waiver                                                   11

Article 7.  Officers                                                          11

        Section 7.1  In General                                               11
        Section 7.2  Election of President,
                     Secretary and Treasurer                                  12
        Section 7.3  Election of Other Officers                               12
        Section 7.4  Salaries                                                 12
        Section 7.5  Term of Office                                           12
        Section 7.6  Duties of President and Chairman
                     of the Board                                             12
        Section 7.7  Duties of Vice President                                 13
        Section 7.8  Duties of Secretary                                      13
        Section 7.9  Duties of Assistant Secretary                            14
        Section 7.10 Duties of Treasurer                                      14
        Section 7.11 Duties of Assistant Treasurer                            15

Article 8.  Resignations, Removals and Vacancies                              15

        Section 8.1  Directors                                                15
        Section 8.2  Officers                                                 16

Article 9.  Certificate of Stock                                              16

        Section 9.1  Issuance of Stock                                        16
        Section 9.2  Right to Certificate; Form                               17
        Section 9.3  Facsimile Signature                                      17
        Section 9.4  Lost Certificates                                        17
        Section 9.5  Transfer of Stock                                        18
        Section 9.6  Registered Stockholders                                  18

Article 10A.  Common Stock Rights of Refusal                                  18

        Section 10A.1 Definitions                                             18
        Section 10A.2 Common Stock Rights of Refusal                          20

        Section 10A.3 Amendment and Waiver                                    22

Article 10. Indemnification                                                   23

        Section 10.1  Third Party Actions                                     23
        Section 10.2  Derivative Actions                                      24
        Section 10.3  Expenses                                                24
        Section 10.4  Authorization                                           24
        Section 10.5  Advance Payment of Expenses                             25
        Section 10.6  Non-Exclusiveness                                       25
        Section 10.7  Insurance                                               26
        Section 10.8  Constituent Corporations                                26
        Section 10.9  Additional Indemnification                              26

Article 11.  Execution of Papers                                              27

Article 12.  Fiscal Year                                                      27

Article 13.  Seal                                                             27

Article 14.  Offices                                                          27

Article 15.  Amendments                                                       28

                        GEOTEL COMMUNICATIONS CORPORATION

                                     BY-LAWS


                                    ARTICLE 1

                          CERTIFICATE OF INCORPORATION

         Section 1.1 Contents. The name, location of principal office and purposes of the Corporation shall be as set forth in its Certificate of Incorporation. These By-Laws, the powers of the Corporation and of its Directors and stockholders, and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in said Certificate of Incorporation. The Certificate of Incorporation is hereby made a part of these By-Laws.

         Section 1.2 Certificate in Effect. All references in these By-Laws to the Certificate of Incorporation shall be construed to mean the Certificate of Incorporation of the Corporation as from time to time amended, including (unless the context shall otherwise require) all certificates and any agreement of consolidation or merger filed pursuant to the Delaware General Corporation Law, as amended.

                                    ARTICLE 2

                            MEETINGS OF STOCKHOLDERS

         Section 2.1 Place. All meetings of the stockholders may be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors, the Chairman of the Board of Directors or the President and stated in the notice of the meeting or in any duly executed waiver of notice thereof.

         Section 2.2 Annual Meeting. Annual meetings of stockholders, shall be held on the second Tuesday of March in each year, if not a legal holiday, and, if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors, the Chairman of the Board of Directors or the President and stated in the notice of the meeting. If such annual meeting has not been held on the day herein provided therefor, a special meeting of the stockholders in lieu of the annual meeting may be held, and any business transacted or elections held at such special meeting shall have the same effect as if transacted or held at the annual meeting, and in such case all references in these By-Laws, except in this
Section 2.2, to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

         Section 2.3 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President, the Chairman of the Board, or by the Board of Directors and shall be called by the President or Secretary at the request in writing of a majority of the Directors then in office, or at the request in writing of stockholders owning a majority in amount of the entire stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting, which need not be the exclusive purposes for which the meeting is called.

         Section 2.4 Notice of Meetings. A written notice of all meetings of stockholders stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the special meeting is called, shall be given to each stockholder entitled to vote at such meeting. Except as otherwise provided by law, such notice shall be given not less


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
than ten nor more than sixty days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 2.5 Affidavit of Notice. An affidavit of the Secretary or an Assistant Secretary or the transfer agent of the Corporation that notice of a stockholders meeting has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         Section 2.6 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented by proxy at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, except as hereinafter provided, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 2.7 Voting Requirements. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of any applicable statute or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 2.8 Proxies and Voting. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote the pledged shares, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote said shares, in which case only the pledgee, or his proxy, may represent and vote such shares. Shares of the capital stock of the Corporation owned by the Corporation shall not be voted, directly or indirectly.

         Section 2.9 Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


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
         Section 2.10 Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list, the stock ledger or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 2.11 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         If no record date is fixed by the Board of Directors:

              (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

              (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

              (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.


                                    ARTICLE 3

                                    DIRECTORS

         Section 3.1 Number; Election and Term of Office. There shall be a Board of Directors of the Corporation consisting of not less than one member, the number of members to be determined by resolution of the Board of Directors or by the stockholders at the annual or any special meeting, unless the Certificate of Incorporation fixed the number of Directors, in which case a change in the number of Directors shall be made only by amendment of the Certificate. Subject to any limitation which may be contained within the Certificate of Incorporation, the number of the Board of Directors may be increased at any time by vote of a majority of the

Directors then in office. The Directors shall be elected at the annual meeting of the stockholders, except as provided in paragraph (c) of Section 8.1, and each Director elected shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.

         Section 3.2 Duties. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

         Section 3.3 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section 3.4 Reliance on Books. A member of the Board of Directors or a member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any committee, or in relying in good faith upon other records of the Corporation.

                                    ARTICLE 4

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 4.1 Place. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 4.2 Annual Meeting. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders or any special meeting held in lieu thereof, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting.

         Section 4.3 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

         Section 4.4 Special Meetings. Special meetings of the Board may be called by the President on two days' notice to each Director either personally or by mail, facsimile or telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors unless the Board consists of only one Director, in which case special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of the sole Director.

         Section 4.5 Quorum. At all meetings of the Board a majority of the Directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the

Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 4.6 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 4.7 Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.


                                    ARTICLE 5

                             COMMITTEES OF DIRECTORS

         Section 5.1 Designation.

              (a) The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

              (b) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

              (c) Any such committee, to the extent provided in the resolution of the Board of Directors designating the committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 5.2 Records of Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                                    ARTICLE 6

                                     NOTICES

         Section 6.1 Method of Giving Notice. Whenever, under any provision of the law or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any Director or stockholder, such notice shall be given in writing by the Secretary or the person or persons calling the meeting by leaving such notice with such Director or stockholder at his residence or usual place of business or by mailing it addressed to such Director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram.

         Section 6.2 Waiver. Whenever any notice is required to be given under any provision of law or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.


                                    ARTICLE 7

                                    OFFICERS

         Section 7.1 In General. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, one or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide.

         Section 7.2 Election of President, Secretary and Treasurer. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President, a Secretary and a Treasurer.

         Section 7.3 Election of Other Officers. The Board of Directors may appoint such other officers and agents as it shall deem appropriate who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 7.4 Salaries. The salaries of all officers and agents of the Corporation may be fixed by the Board of Directors.

         Section 7.5 Term of Office. The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time in the manner specified in Section 8.2.

         Section 7.6 Duties of President and Chairman of the Board. The President shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and, if he is a Director, at all meetings of the Board of Directors if there shall be no Chairman of the Board or in the absence of the Chairman of the Board, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chairman of the Board, if any, shall make his counsel available to the other officers of the Corporation, shall be authorized to sign stock certificates on behalf of the Corporation, shall preside at all meetings of the Directors at which he is present, and, in the absence of the President at all meetings of the stockholders, and shall have such other duties and powers as may from time to time be conferred upon him by the Directors.

         Section 7.7 Duties of Vice President. In the absence of the President or in the event of his inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President not otherwise conferred upon the Chairman of the Board, if any, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 7.8 Duties of Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, except as otherwise provided in these By-Laws, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have charge of the stock ledger (which may, however, be kept by any transfer agent or agents of the Corporation under his direction) and of the corporate seal of the Corporation.

         Section 7.9 Duties of Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 7.10 Duties of Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of this office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

        Section 7.11 Duties of Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


                                    ARTICLE 8

                      RESIGNATIONS, REMOVALS AND VACANCIES

         Section 8.1 Directors.

              (a) Resignations. Any Director may resign at any time by giving written notice to the Board of Directors or the President or the Secretary. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

              (b) Removals. Subject to any provisions of the Certificate of Incorporation, the holders of stock entitled to vote for the election of Directors may, at any meeting called for the purpose, by vote of a majority of the shares of such stock outstanding, remove any Director or the entire Board of Directors with or without cause and fill any vacancies thereby created. This
Section 8.1(b) may not be altered, amended or repealed except by the holders of a majority of the shares of stock issued and outstanding and entitled to vote for the election of the Directors.

              (c) Vacancies. Vacancies occurring in the office of Director and newly created Directorships resulting from any increase in the authorized number of Directors shall be filled by a majority of the Directors then in office, though less than a quorum, unless previously filled by the stockholders entitled to vote for the election of Directors, and the Directors so chosen shall hold office subject to the By-Laws until the next annual election and until their successors are duly elected and qualify or until their earlier resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

         Section 8.2 Officers.

         Any officer may resign at any time by giving written notice to the Board of Directors or the President or the Secretary. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The Board of Directors may, at any meeting called for the purpose, by vote of a majority of their entire number, remove from office any officer of the Corporation or any member of a committee, with or without cause. Any vacancy occurring in the office of President, Secretary or Treasurer shall be filled by the Board of Directors and the officers so chosen shall hold office subject to the By-Laws for the unexpired term in respect of which the vacancy occurred and until their successors shall be elected and qualify or until their earlier resignation or removal.


                                    ARTICLE 9

                              CERTIFICATE OF STOCK

         Section 9.1 Issuance of Stock. The Directors may, at any time and from time to time, if all of the shares of capital stock which the Corporation is authorized by its Certificate of Incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its Certificate of Incorporation. Such stock shall be issued and the consideration paid therefor in the manner prescribed by law.

        Section 9.2 Right to Certificate; Form. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation; provided that the Directors may provide by one or more resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertified shares. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

        Section 9.3 Facsimile Signature. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

        Section 9.4 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

        Section 9.5 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

        Section 9.6 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                   ARTICLE 10A

                         COMMON STOCK RIGHTS OF REFUSAL

        Section 10A.1 Definitions.

         (a) Common Stock. "Common Stock" shall mean the common stock, $0.01 par value per share, of the Corporation.

         (b) Corporation Option Period. "Corporation Option Period" shall have the meaning set forth in Section 10A.2(b).

         (c) Notice. "Notice" shall mean written notice to the principal mailing address of the person to whom notice is given (and in the case of a corporation, to the attention of the President thereof); and shall be deemed to have been given when deposited with the United States Postal Service, first class, postage prepaid.

         (d) Offered Shares. "Offered Shares" shall have the meaning set forth in Section 10A.2(a).

         (e) Permitted Transfer. "Permitted Transfer" shall mean (i) a transfer of Common Stock between any holder of Common Stock who is a natural person and such holder's parents, spouse, siblings, children, grandchildren or any trust for the benefit of any of them, provided that with respect to any Permitted Transfer to such a trust, the holder retains, as trustee or by some other means, the sole authority to vote the Common Stock subject to such trust; or (ii) any transfer by a holder of any shares of Common Stock issued upon conversion of the Preferred Stock.

         (f) Preferred Stock. "Preferred Stock" shall mean the Series A Convertible Participating Preferred Stock, par value $0.01 per share, of the Corporation; Series B Convertible Participating Preferred Stock, par value $0.01 per share, of the Corporation; Series C Convertible Participating Preferred Stock, par value $0.01 per share; any other series or class of Preferred Stock which is convertible into Common Stock, $0.01 par value per share, of the Corporation; and any security issued by the Corporation which pursuant to the terms of such security is convertible upon conversion, exercise or exchange into the Series A Convertible Participating Preferred Stock, par value $0.01 per share, of the Corporation, the Series B Convertible Participating Preferred Stock, par value $0.01, of the Corporation, the Series C Convertible

Participating Preferred Stock, par value $0.01, of the Corporation or other series or class of Preferred Stock which is convertible into Common Stock, par value $0.01 per share of the Corporation.

         (g) Preferred Stockholder. "Preferred Stockholder" shall mean any holder of Preferred Stock.

         (h) Preferred Stockholder Option Period. "Preferred Stockholder Option Period" shall have the meaning set forth in Section 10A.2(c).

         (i) Remaining Preferred Stockholders. "Remaining Preferred Stockholders" shall have the meaning set forth in Section 10A.2(c).

         (j) Remaining Shares. "Remaining Shares" shall have the meaning set forth in Section 10A.2(c).

         (k) Transfer. "Transfer" shall mean to transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), assign or in any other way encumber or dispose of, directly or indirectly and whether or not by operation of law or for value, any Common Stock.

         (l) Transferor. "Transferor" shall have the meaning set forth in
Section 10A.2(a).

         Section 10A.2 Common Stock Rights of Refusal. Any holder of Common Stock may Transfer all or a portion of the Common Stock held by such person (subject to compliance with all federal and state securities laws) only upon the following terms and conditions:

         (a) If any holder of Common Stock is offered the opportunity to Transfer Common Stock other than pursuant to a Permitted Transfer, such holder (the "Transferor") shall give Notice of such offer to the Corporation and to each of the holders of the Preferred Stock, setting forth in reasonable detail the terms and conditions of such offer, including without limitation, the name of the prospective purchaser, the proposed per share purchase price, the payment terms including a description of any proposed non-cash consideration, the type of disposition and the number of shares of Common Stock proposed to be Transferred (the "Offered Shares").

        (b) For a period of thirty (30) calendar days from the date of Notice pursuant to Section 10A.2(a) (the "Corporation Option Period"), the Corporation may, by Notice to the Transferor, elect to purchase all or a portion of the Offered Shares on substantially identical terms as those set forth in the Notice given pursuant to Section 10A.2(a).

        (c) If the Corporation does not elect to purchase all of the Offered Shares by the end of the Corporation Option Period the holders of the Preferred Stock, for a period of twenty (20) calendar days from the end of the Corporation Option Period (the "Preferred Stockholder Option Period"), may by Notice to the Transferor, elect to purchase all or a portion of the Offered Shares not otherwise purchased by the Corporation pursuant to this Article, on substantially identical terms as those set forth in the Notice given pursuant to
Section 10A.2(a). Each Preferred Stockholder shall have the right to purchase that number of the Offered Shares as shall be equal to the number of Offered Shares, multiplied by a fraction, the numerator of which shall be the number of shares of Preferred Stock then owned by such Preferred Stockholder, and the denominator of which shall be the aggregate number of shares of Preferred Stock then issued and outstanding. The Preferred Stockholders shall have a right of oversubscription such that if any Preferred Stockholder elects not to purchase the full amount of Offered Shares to which it is entitled to purchase, the remaining Preferred Stockholders (the "Remaining Preferred Stockholders") shall, among them, have the right to purchase up to the balance of the Offered

Shares (the "Remaining Shares"). Each Remaining Preferred Stockholder shall have the right to purchase that number of the Remaining Shares as shall be equal to the number of Remaining Shares, multiplied by a fraction, the numerator of which shall be the number of shares of Preferred Stock then owned by such Remaining Preferred Stockholder, and the denominator of which shall be the aggregate number of shares of Preferred Stock then held by all of the Remaining Stockholders. In the event that any Preferred Stockholder Transfers Preferred Stock after receiving the Notice contemplated by Section 10A.2(a) but before the exercise of the right contained in this Section 10A.2(c), the transferee of such Preferred Stock shall be deemed to have been given such Notice as of the date first given to its transferor and shall have the rights of such transferor to the extent of the number of shares of Preferred Stock so transferred.

        (d) If the Corporation and/or the Preferred Stockholders do not elect to purchase all of the Offered Shares by the end of the Preferred Stock Option Period, then the remaining Offered Shares may be Transferred; provided that such Transfer is consummated within three (3) months from the end of the Preferred Stockholder Option Period and provided further that such Transfer is consummated on substantially identical terms as those set forth in the Notice given to pursuant to Section 10A.2(a).

        Section 10A.3    Amendment and Waiver.

        (a) The restrictions on Transfer and rights of refusal contained in this
Article 10A shall apply to the Common Stock of the Corporation until such restrictions and rights legally are amended or waived to the contrary.

        (b) Individual specific waivers of the Company's and Preferred Stockholder's rights of refusal, hereinbefore set-forth, shall be effective upon a vote of the Board of Directors and the vote or written consent of a majority in interest of the Preferred Stockholders, respectively.


                                   ARTICLE 10

                                 INDEMNIFICATION

        Section 10.1 Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        Section 10.2 Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 10.3 Expenses. To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 10.1 and 10.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        Section 10.4 Authorization. Any indemnification under Sections 10.1 and
10.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 10.1 and 10.2. Such determination shall be made
(a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

        Section 10.5 Advance Payment of Expenses. Expenses incurred by an officer or Director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such officer or Director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article
10. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

        Section 10.6 Non-Exclusiveness. The indemnification provided by this
Article 10 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Section 10.7 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 10.

        Section 10.8 Constituent Corporations. The Corporation shall have power to indemnify any person who is or was a director, officer, employee or agent of a constituent corporation absorbed in a consolidation or merger with this Corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in the same manner as hereinabove provided for any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

        Section 10.9 Additional Indemnification. In addition to the foregoing provisions of this Article 10, the Corporation shall have the power, to the full extent provided by law, to indemnify any person for any act or omission of such person against all loss, cost, damage and expense (including attorney's fees) if such person is determined (in the manner prescribed in Section 10.4 hereof) to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Corporation.

                                   ARTICLE 11

                               EXECUTION OF PAPERS

        Except as otherwise provided in these By-Laws or as the Board of Directors may generally or in particular cases otherwise determine, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other instruments authorized to be executed on behalf of the Corporation shall be executed by the President or the Treasurer.


                                   ARTICLE 12

                                   FISCAL YEAR

        The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.


                                   ARTICLE 13

                                      SEAL

        The Corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the word "Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                   ARTICLE 14

                                     OFFICES

        In addition to its principal office, the Corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE 15

                                   AMENDMENTS

        Except as otherwise provided herein, these By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors, or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws is contained in the notice of such special meeting, or by the written consent of a majority in interest of the outstanding voting stock of the Corporation or by the unanimous written consent of the Directors. If the power to adopt, amend or repeal by-laws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.